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                                                                     EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Statement Nos. 333-76077-99, 333-96699, 333-92483-99, 333-91829-99, 333-91743-99, 333-87069-99, 333-86289-99,
333-45446-99 and 333-11313-99), on Form S-3 (Registration Nos. 333-91296,
333-85228-99, 333-99267 and 333-102246) and on Form S-4 (Registration Nos.
333-100493-01, 333-100492-01 and 333-76198) of Nabors Industries Ltd. of our
report dated January 29, 2003, except for Note 21, as to which the date is March 18, 2003, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 29, 2003 relating to the financial statement schedule, which appears in this Form 10-K.




Houston, Texas
March 31, 2003